UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 14, 2018

_______________________________________________________________________
LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code
_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01.	Regulation FD Disclosure.

The supplemental financial information is furnished as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Lee Legacy only and Pulitzer Inc. ("Pulitzer") only supplemental financial information is being provided because it is a required reporting covenant in the debt agreements of the Company. Lee Legacy constitutes the business of the Company, including its 50% interest in Madison Newspapers, Inc.("MNI"), but excluding Pulitzer and the Company’s 50% interest in TNI Partners ("TNI").

The Lee Legacy and Pulitzer separate income statement presentations are not prepared in accordance with Generally Accepted Accounting Principles ("GAAP") as non-operating income (expense) and income tax expense are allocations of the consolidated balances and have not been prepared in accordance with Accounting Standards Codification 280: Segment Reporting. This presentation is only intended to be used for purposes of complying with covenants under the Company's debt agreements and should not be used as a substitute for the Company's consolidated financial statements prepared in accordance with GAAP. Refer to the Company's consolidated financial statements prepared in accordance with GAAP as periodically filed on Form 10-Q and Form 10-K with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Supplemental Financial Information – Fourth fiscal quarter ended September 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED
/s/ Timothy R. Millage

Date:	December 14, 2018	By:
Timothy R. Millage
Vice President, Chief Financial Officer and
Treasurer